Exhibit 99.6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail MISONIX, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by [ ] Eastern Time, on [ ], 2021. INTERNET/MOBILE –www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. 1. Adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated July 29, 2021, as it may be amended from time to time, by and among Misonix, Inc, Bioventus, Inc., Oyster Merger Sub I, Inc., and Oyster Merger Sub II, LLC (the “Misonix merger proposal”). FOR AGAINST ABSTAIN 3. Adjournment of the Special Meeting of Misonix Stockholders to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are insufficient votes to approve the Misonix merger proposal or to ensure that any supplement or amendment to the related joint proxy statement/ prospectus is timely provided to Misonix stockholders. FOR AGAINST ABSTAIN 2. Approval, on an advisory non-binding basis, of certain compensation that may be paid or become payable to Misonix named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date, 2021. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The Proxy Statement and the 2021 Annual Report to Stockholders are available at: http://www.cstproxy.com/misonix/2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MISONIX, INC. The undersigned appoints Stavros G. Vizirgianakis and Joseph P. Dwyer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of MISONIX, INC. held of record by the undersigned at the close of business on [] 2021 at the Special Meeting of Stockholders of MISONIX, INC. to be held on [], 2021 or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)